Exhibit 23.1          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 4, 2016 relating to the consolidated financial statements of Powin Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the US Securities and Exchange Commission on April 4, 2016.

/s/ Anton & Chia, LLP
Newport Beach, California
December 13, 2016